UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2011

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the 2011 annual meeting of shareholders of ImmunoGen, Inc. (the “Company”) held on November 8, 2011 (the “2011 Annual Meeting”), shareholders voted to fix the number of Directors constituting the full Board of Directors at eight as follows:

For:	66,172,867
Against	408,510
Abstain	325,595
Broker Non-Votes	0

At the 2011 Annual Meeting, shareholders elected eight Directors as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Mark Skaletsky	45,024,582	459,222	21,423,168
Joseph J. Villafranca, Ph.D.	45,385,443	98,361	21,423,168
Nicole Onetto, MD	45,385,889	97,915	21,423,168
Stephen C. McCluski	45,383,784	100,020	21,423,168
Richard J. Wallace	45,300,521	183,283	21,423,168
Daniel M. Junius	45,383,176	100,628	21,423,168
Howard H. Pien	45,273,248	210,556	21,423,168
Mark Goldberg, MD	45,378,120	105,684	21,423,168

At the 2011 Annual Meeting, shareholders voted to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as described in the Company’s proxy statement (the “say-on-pay vote”) as follows:

For:	44,570,870
Against	807,316
Abstain	105,618
Broker Non-Votes	21,423,168

At the 2011 Annual Meeting, shareholders voted, on an advisory basis, on the frequency of future “say-on-pay” votes (“say-on-frequency vote”) as follows:

One year	31,203,084
Two years	11,976,609
Three years	2,232,461
Abstain	71,650

At the 2011 Annual Meeting, shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012 as follows:

For:	65,989,809
Against	320,659
Abstain	596,504
Broker Non-Votes	0

After taking into consideration the results of the “say-on-frequency vote” at the 2011 Annual Meeting, the Board of Directors has determined to include “say-on-pay” votes in the Company’s proxy materials on an annual basis until the next required “say-on-frequency vote” by shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: November 9, 2011	/s/ Gregory D. Perry

Gregory D. Perry
Executive Vice President and Chief Financial Officer